Exhibit 26(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of National Security Life and Annuity Company:

We consent to the use of our reports for National Security Variable Account L dated April 8, 2015, and for National Security Life and Annuity Company dated April 23, 2015 included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 16 to File No. 333-76344 on Form N-6.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2015